UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 26, 2010

Date of Report (Date of earliest event reported)

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2160 Gold Street Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 519-9100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 26, 2010, TiVo Inc. (the “Company”) entered into the Third Amendment (the “Third Amendment”) to the Company’s Rights Agreement, dated as of January 16, 2001 (the “Rights Agreement), by and between the Company and Wells Fargo Shareowner Services (the “Rights Agent”), as amended by the First Amendment thereto, dated as of February 20, 2001 and the Second Amendment thereto, dated as of April 12, 2006. Pursuant to Section 26 of the Rights Agreement, the Company amended the Rights Agreement to add the defined term “Designated Holder” for the purpose of providing a limited exemption to BlackRock Inc. and its subsidiaries and affiliates (“BlackRock”) from the definition of “Acquiring Person” under the Rights Agreement. This limited exemption permits BlackRock to become the beneficial owner of up to 16.99% of the common shares of the Company then outstanding without becoming an Acquiring Person (as defined in the Rights Agreement) rather than the 14.99% threshold otherwise applicable. BlackRock will be deemed a Designated Holder until the earliest of (a) such time as BlackRock ceases to beneficially own 10% or more of the common shares of the Company, (b) BlackRock Inc. or any parent entity is subject to a change of control or (c) BlackRock reports or is required to report on Schedule 13D (or any successor or comparable report) its beneficial ownership of common shares of the Company. The foregoing description of the Third Amendment is qualified in its entirety by reference to the applicable provisions of the Third Amendment, which will be filed as an exhibit with the Company’s annual report on Form 10-K for the period ending January 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

TIVO INC.

By:	/s/ MATTHEW P. ZINN
Name:	Matthew P. Zinn
Title:	Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Date: January 26, 2010